China Construction Bank
Guangdong Province Branch
(Credit Approval Department)

Jian Yue Zhi Pi Shen [2007] No. 1294

Notice of Credit Approval Decision

Huizhou Branch:

It is confirmed that we have received the general credit line granted project of 90,000,000 RMB for Huizhou NIVS Audio & Video Technology CO., LTD that your branch submitted. Through the examination and approval in the No. 272 (No. 166 in credit approval direct center) credit approval meeting of the provincial branch held on September 11th, 2007, in principle, your proposal is hereby approved. The Huizhou NIVS Audio & Video Technology CO., LTD is given a general credit line of 90,000,000 RMB with a loan term of one year. Furthermore, the following conditions are supplemented:

1. The precondition for the continuous use of credit line: the condition 2 for the continuous use in the proposal is amended as follows: the credit granted customer’s current ratio shall be not less than 1.2 and asset to liability ratio shall be at a maximum of 55%. Once its actual financial situation exceeds beyond these mentioned levels, our bank will frozen its unused credit line until the customer’s mentioned levels return to be normal.

2. Monitoring requirements for credit granting: strengthen post-loan management, closely monitor the credit granted customer’s capital use and capital flow, pay close attention to the customer’s business positioning and financial operation conditions and take precautions against the credit granted customer’s capital operations and risks.

The meeting proposes for your branch’s attention that: the credit granting customer is developing rapidly in recent years. Your branch should strive for shareholders’ support and strengthen the support force as well as pay attentions to the credit granted customer’s stocks and the quality of the account receivable.

Hereby notify

September 12th, 2007

Distributed in the bank to: Risk Management Department, Corporate Business Department, Risk Evaluation Department

Editor: Credit Approval Department Wu Xiao, Shi Lan
China Construction Bank Guangdong Province Branch Office
Printed and distributed on September 12th, 2007